SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2008

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On February 18, 2008, Saratoga Resources, Inc. (the “Company”) entered into (1) Third Amendment to Purchase and Sale Agreement (the “Harvest Oil PSA Amendment”) with Harvest Oil & Gas, LLC (“Harvest Oil”) and Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley, the owners of Harvest Oil and (2) Third Amendment to Purchase and Sale Agreement (the “Harvest Group PSA Amendment”) with The Harvest Group, LLC (“Harvest Group”) and Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer, the owners of Harvest Group.

Each of the Harvest Oil PSA Amendment and the Harvest Group PSA Amendment extends the closing date under the respective Purchase and Sale Agreements relating to Harvest Oil and Harvest Group from February 14, 2008 to February 29, 2008; provided that, if the Company can demonstrate by February 29, 2009 that it has secured the financing to fund the purchase price, then the Company shall have the right to extend the closing date until March 7, 2008. Each of the Harvest Oil PSA Amendment and Harvest Group PSA Amendment also extends the date of certain pre-closing performance obligations.

The foregoing is qualified in its entirety by reference to the Harvest Oil PSA Amendment and the Harvest Group PSA Amendment filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Third Amendment to Purchase and Sale Agreement, dated February 18, 2008, between Saratoga Resources, Inc., Harvest Oil & Gas, LLC, Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley.

10.2

Third Amendment to Purchase and Sale Agreement, dated February 18, 2008, between Saratoga Resources, Inc., The Harvest Group, LLC, Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  February 19, 2008

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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